Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) entered into as of this 19th day of August, 2010, by and between Upstream Worldwide, Inc., a Delaware corporation (the “Company”) and __________________ (collectively the “Purchaser”).  The Purchaser and the Company may sometimes be referred to herein collectively as the “Parties”.

WHEREAS, this Agreement contemplates a transaction in which the Purchaser will purchase from the Company, and the Company will sell to the Purchaser, shares of Convertible Series B (“Series B”) Preferred Stocks and Warrants to purchase shares of Common Stock of the Company upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.           Sale and Purchase.  The Company agrees to sell and the Purchaser agrees to purchase, in the aggregate, _______ Units.  For purposes of this Agreement, a “Unit” shall include (i) 100,000 shares of Series B convertible into 5,000,000 shares of Common Stock of the Company (subject to adjustment), and (ii) warrants to purchase 2,500,000 shares of the Company’s Common Stock (subject to adjustment), exercisable for three years at $0.06 per share, for the consideration contained in this Agreement and subject to the terms and conditions of this Agreement.  A copy of the form Certificate of Designation for the Series B is annexed as Exhibit A.  The Warrant is annexed as Exhibit B.

2.           Purchase Price.  The price for the Units shall be $100,000 per Unit (the “Purchase Price”).  For the convenience of the Purchaser, the Company’s wire instructions are annexed as Exhibit C.

3.           Representations and Warranties of the Company.  As an inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereby, the Company hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof:

3.1           Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized to conduct business as currently conducted.

3.2           Authority.  The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Company.  The validity, binding effect and enforceability of this Agreement and all other agreements contemplated thereby might be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforceability of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principal or a requirement as to commercial reasonableness, conscionability or good faith.

3.3           Non-Contravention.  The execution and delivery of this Agreement by the Company and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which the Company is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to the Company;

3.4           Litigation.  There are no actions, suits, or proceedings pending or, to the best of the Company’s knowledge, threatened, which could in any manner restrain or prevent the Company from effectually and legally selling the Units pursuant to the terms and provisions of this Agreement;

3.5           Brokers’ Fees.  The Company has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement;

3.6           Reporting Company/Not a Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and has a class of Common Stock registered pursuant to Section 12(g) of the Exchange Act.  Pursuant to the provisions of the Exchange Act, the Company has filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission (“SEC”) during the preceding 12 months.  The Company is not a “shell company” as that term is defined in Rule 144 under the Securities Act of 1933 (the “Act”);

3.7           SEC Reports.  The Company has filed with the SEC all reports required to be filed since July 29, 2008, and none of the reports filed with the SEC contained any statements of material fact which were not true and correct or omitted to state any statements of material facts necessary in order to make the statements made not misleading.

3.8           Listing.  The Company’s Common Stock is quoted on the Over-the-Counter Bulletin Board (the “Bulletin Board”) under the symbol “MFGD”.  The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

3.9           Outstanding Securities.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

3.10           No Material Change.  Since July 16, 2010, the date of the Company’s Prospectus, there has not been individually or in the aggregate a Material Adverse Change on the Company, except as disclosed in Schedule 3.10.  For the purposes of this Agreement, “Material Adverse Change” means any event, change or occurrence which, individually or together with any other event, change, or occurrence, insofar as can reasonably be foreseen, could result in a material adverse change on the Company or material adverse change on its business, assets, financial condition, or results of operations.  Provided, however, a Material Adverse Change does not exist solely because (i) there are changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which the Company operates.

4.           Representations and Warranties of the Purchaser.  As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each Purchaser hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof:

4.1           Authority.  The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.  The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Purchaser;

4.2           Non-Contravention.  The execution and delivery of this Agreement by the Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it;

4.3           Litigation.  There are no actions, suits, or proceedings pending or, to the best of the Purchaser’s knowledge, threatened, which could in any manner restrain or prevent the Purchaser from effectually and legally purchasing the Units pursuant to the terms and provisions of this Agreement; and

4.4           Brokers’ Fees.  The Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.5           Information.  The Purchaser has relied solely on the reports of the Company filed with the SEC in making its decision to purchase the Units.  The Purchaser acknowledges that the purchase of the Units, entails a high degree of risk including the risks highlighted in the risk factors contained in filings by the Company with the SEC including its July 16, 2010 Prospectus, and in other publicly available information.  The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement and the reasons for this offering, the business prospects of the Company, the risks attendant to the Company’s business, and the risks relating to an investment in the Company.  The Purchaser further acknowledges that pursuant to Section 517.061(11)(a)(3), Florida Statutes and Rule 3E-5090.05(a) thereunder, the Purchaser has had an opportunity to obtain additional information (to the extent the Company possesses such information and could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Purchaser or to which the Purchaser had access.  The Company will put such information in writing if requested by the Purchaser.  The Purchaser acknowledges the receipt (without exhibits) of or access to the reports filed with SEC at www.sec.gov which includes the July 16, 2010 Prospectus, the Company’s annual report on Form 10-K with respect to the year ended December 31, 2009 and quarterly reports on Form 10-Q for the quarter ended March 31, 2010 (as well as any other reports) filed prior to the date of this Agreement.  These reports will be made available to the Purchaser upon written request to the Company.  The Purchaser is relying solely upon these reports, other public information distributed by the Company and other written information prepared by the Company.

4.6           Investment.  The Purchaser is acquiring the Units for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the same, and, except as contemplated by this Agreement, and has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.  The Purchaser understands that the Units may not be sold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Units or an available exemption from registration under the Act, the Units must be held indefinitely.

4.7           Restricted Securities.  The Purchaser understands that the Units are not registered under the Act in reliance on an exemption from registration under the Act pursuant to Section 4(2) thereof and Rule 506 thereunder and the Units will bear a restrictive legend.

4.8           Investment Experience.  The Purchaser represents that: it is an “accredited investor” within the meaning of the applicable rules and regulations promulgated under the Act, for one of the reasons on the attached Exhibit D.  The Purchaser represents and acknowledges that: (i) it is experienced in evaluating and investing in private placement transactions in similar circumstances (ii) it has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment in the Units, (iii) it is able to bear the substantial economic risks of an investment the Units for an indefinite period of time, (iv) it has no need for liquidity in such investment, (v) it can afford a complete loss of such investment, and (vi) it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Units to evaluate the merits and risks of the purchase of the Units and to make an informed investment decision with respect thereto.

4.9           No General Solicitation.  The offer to sell the Units was directly communicated to the Purchaser by the Company.  The Purchaser had a pre-existing (i) business relationship with the Company and/or (ii) personal relationship with an officer or director.  At no time was the Purchaser presented with or solicited advertisement, articles, notice or other communication published in any newspaper, television or radio or presented at any seminar or meeting, or any solicitation by a person not previously known to the undersigned in connection with the communicated offer.

5.           Survival of Representations and Warranties and Agreements.  All representations and warranties of the Parties contained in this Agreement shall survive the purchase of the Units and shall not be affected by any investigation made prior to the purchase.

6.           Indemnification.

6.1           Indemnification Provisions for Benefit of the Purchaser.  In the event the Company breaches any of its representations, warranties, and/or covenants contained herein and provided that a Purchaser makes a written claim for indemnification against the Company, then the Company agrees to indemnify such Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

6.2           Indemnification Provisions for Benefit of the Company.  In the event a Purchaser breaches any of its representations, warranties, and/or covenants contained herein and provided that the Company make a written claim for indemnification against such Purchaser, then such Purchaser agrees to indemnify the Company from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

7.       Post Purchase Covenants.  The Parties agree as follows with respect to the period following the purchase of Units:

7.1          General.  In case at any time after the purchase any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 6).

7.2           The Company.  The Company hereby covenants that the Company will, at the request of a Purchaser, execute, acknowledge and deliver to the Purchaser without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Purchaser may reasonably request (a) to transfer to, vest and protect in the Purchaser and its right, title and interest in the Units, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

7.3           The Purchaser. Each Purchaser hereby covenants that for a period of twelve (12) months from the date hereof, such Purchaser shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, or pledge any Series B or Warrants, or any Common Stock receivable from the conversion or exercise therefrom (each a “Security”, collectively the “Securities”), (ii) sell, transfer or grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any Security or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Security, or any rights to purchase the Security, whether any such transaction is to be settled by delivery of the Security or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Agreement, (b) dispositions to any trust by such Purchaser or such Purchaser’s principal’s direct or indirect benefit and/or such Purchaser’s principal’s immediate family, provided that such trust agrees in writing to be bound by the terms of this Agreement, or (c) private sales provided that the purchaser agree in writing to be bound by the terms of this Agreement.

8.           Expenses.  Except as otherwise provided in this Agreement, all parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

9.           Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.
10.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

11.         Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

12.         Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, as follows:

To the Company:	Upstream Worldwide, Inc.
200 E. Broward Blvd, Suite 1200
Ft. Lauderdale Fl, 33301
Attention: Daniel Brauser, Chief Financial Officer

To the Purchaser:	The address set forth on the signature page attached hereto

or to such other address as any of them, by notice to the other may designate from time to time.

13.           Attorney's Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

14.           Governing Law; Venue.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida.  Any proceeding or action must be commenced in Broward County, Florida.  The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

15.           Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

16.           Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

17.           Florida Rescission Rights.  The Purchaser acknowledges the following:

SALES IN FLORIDA

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  ALL SALES IN THIS OFFERING ARE SALES IN FLORIDA.  PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASER AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.  NOTICE SHOULD BE GIVEN TO THE COMPANY TO THE ATTENTION OF DANIEL BRAUSER AT THE ADDRESS SET FORTH IN SECTION 12 OF THIS AGREEMENT.

[Signature Pages Attached]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER:	UNIT PURCHASE PRICE	NUMBER OF UNITS
Name:	$______________	________________
Address:

(Signature)

(Title)

COMPANY:

UPSTREAM WORLDWIDE, INC.

By:
Name:	Daniel Brauser
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Company has caused this Securities Purchase Agreement to be executed by its duly authorized officer as of the date first set forth above.

Upstream Worldwide, Inc.

By:
Daniel Brauser
Chief Financial Officer